EXHIBIT 10.3
ALTA MESA RESOURCES, INC.
2018 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE

Pursuant to the Alta Mesa Resources, Inc. 2018 Long Term Incentive Plan (the “Plan”), Alta Mesa Resources, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) an award (the “Award”) of Shares of Restricted Stock (the “Restricted Shares”), as described in this Restricted Stock Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Plan and the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice will have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Plan.

Participant:
Grant Date:
Number of Restricted Shares:
Vesting Commencement Date:
Vesting Schedule:

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement effective as of the Grant Date. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entireties, and has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. Grantee fully understands and accepts all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant agrees that the Grant Notice, the Agreement and the Plan constitute the entire agreement with respect to the Award, and except as set forth therein, may not be modified except by means of a writing signed by the Company and Participant.

Alta Mesa Resources, Inc.:	Participant:

By:	By:
Name:	Name:
Title:

Exhibit A

RESTRICTED STOCK AWARD AGREEMENT

ARTICLE I.
GENERAL

1.1Issuance of Restricted Shares. The Company will issue the Restricted Shares to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), and will cause
(a) a stock certificate or certificates representing the Restricted Shares to be issued to Participant, or (b) register such Restricted Shares in Participant’s name (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). If a stock certificate is issued, the certificate will (i) be delivered to, and held in accordance with, this Agreement by the Company or its authorized representative and (ii) bear the restrictive legends required by this Agreement. If the Restricted Shares are held in book-entry form or by a transfer agent, then the book-entry or transfer agent will indicate that the Restricted Shares are subject to the restrictions of this Agreement.

1.2Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3Defined Terms. Capitalized terms not specifically defined in this Agreement will have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE II.
VESTING, FORFEITURE AND ESCROW

2.1.Vesting. The Restricted Shares will become vested Shares (“Vested Shares”) according to the vesting schedule set forth in this Section 2.1 (the “Vesting Schedule”), except that any fraction of a Share that would otherwise become a Vested Share will be accumulated and become a Vested Share only when a whole Vested Share has accumulated.

Vesting Schedule

Vesting of the Restricted Shares, as described below, will be subject to continued service of Participant as an Employee. The Restricted Shares will be divided into three separate tranches (each, a “Tranche”). Provided that Participant remains an Employee, except as provided below in this Section 2.1, the Restricted Shares will vest pro rata with respect to each Tranche on each of the first three (3) anniversaries of the Vesting Commencement Date in the Grant Notice, as follows:

Tranche	Number of Vested Shares	Vesting Date
Tranche 1
Tranche 2
Tranche 3

Notwithstanding the foregoing Vesting Schedule, if within twelve (12) months following a Change in Control, Participant ceases to be an Employee as a result of involuntary Termination of Service by the Company or a Subsidiary without Cause, then the unvested portion of the Restricted Shares will become immediately 100% vested upon the date of such Termination of Service.

2.2.Forfeiture. Participant will immediately and automatically forfeit to the Company any Shares that are not Vested Shares (the “Unvested Shares”) at the time that Participant ceases to be an Employee except as provided in Section 2.1. Upon forfeiture of Unvested Shares, the Company will become the legal and beneficial owner of the Unvested Shares and all related interests, and at that time, Participant will have no further rights with respect to the Unvested Shares.

2.3.	Escrow.

(a)Unvested Shares will be held by the Company or its authorized representative until (i) they are forfeited, (ii) they become Vested Shares, or (iii) this Agreement is no longer in effect. By accepting this Award, Participant appoints the Company and its authorized representative as Participant’s attorney(s)-in-fact to (i) take all actions necessary to effectuate any transfer of forfeited Unvested Shares (and Retained Distributions (as defined below), if any, paid or distributed on such forfeited Unvested Shares) to the Company as may be required pursuant to the Plan or this Agreement and (ii) execute such representations or other documents or assurances as the Company (or such representatives) deem to be necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any act or omission, when acting in good faith, with respect to the holding in escrow or transfer of the Restricted Shares or Retained Distributions.

(b)All cash dividends and other distributions, including any dividend payable in Shares, made or declared with respect to Unvested Shares (“Retained Distributions”), will be (i) subject to all restrictions placed on the Restricted Shares and (ii) held by the Company until the time (if ever) when the Unvested Shares to which such Retained Distributions relate become Vested Shares. The Company will establish a separate Retained Distribution bookkeeping account (“Retained Distribution Account”) for each Unvested Share with respect to which Retained Distributions have been made or declared, and credit the Retained Distribution Account (without interest) on the date of payment with the amount paid or declared, with respect to the Unvested Share. Retained Distributions (including any Retained Distribution Account balance) will immediately and automatically be forfeited upon forfeiture of the Unvested Share with respect to which such Retained Distributions were paid or declared.

(c)If, from time to time, from the Grant Date until the date that the Restricted Shares become Vested Shares and are no longer subject to forfeiture in accordance with Section 2.2 above (the “Restricted Period”), there is any stock dividend, stock split, reorganization, recapitalization, merger, or other event described in the Plan, any and all new, substituted, additional, or other securities to which Participant is entitled by reason of ownership of the Restricted Shares will also be considered Restricted Shares for purposes of this Agreement and be subject to the same restrictions as described in this Agreement during the Restricted Period.

(d)As soon as reasonably practicable following the date on which an Unvested Share becomes a Vested Share, the Company will (i) cause the certificate (or a new certificate without the legend required by this Agreement, if Participant so requests) representing the Share to be delivered to Participant or, register such Share in Participant’s name (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and cause the notations indicating the Share is subject to the restrictions of this Agreement to be removed, and (ii) pay to Participant the Retained Distributions relating to the Share.

2.4.Rights as Stockholder. Except as may otherwise be provided in this Agreement or the Plan, upon issuance of the Restricted Shares by the Company, Participant will have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends or other distributions paid or made with respect to the Restricted Shares. In the event of forfeiture of the Restricted Shares, Participant will have no further rights with respect to such Restricted Shares. The forfeiture of any Restricted Shares will not invalidate any votes given by Participant with respect to such Restricted Shares prior to forfeiture. No adjustment will be made for a dividend or other right for which the record date is prior to the date that Participant becomes the record owner of the Restricted Shares. Participant agrees to execute any documents requested by the Company in connection with the issuance of any Shares.

ARTICLE III.
RESTRICTIONS AND RESTRICTIVE LEGENDS

3.1.Restrictions on Restricted Shares. Subject to the provisions of the Plan and the terms of this Agreement, during the Restricted Period, Participant will not be permitted to sell, transfer, pledge, hypothecate, margin, assign, dispose or otherwise encumber any of the Restricted Shares (or any Retained Distributions related to such Restricted Shares). Any attempted sale, transfer, pledge, hypothecation, margin, assignment, disposition or other encumbrance of Unvested Shares or related Retained Distributions prior to the time that the Unvested Shares become Vested Shares will automatically be null and void. With respect to any Restricted Share that has been sold or otherwise transferred in violation of this Agreement, the Company will not be required to (i) transfer on its books or (ii) treat as owner of such Restricted Share, including the right to vote or receive dividends, any purchaser or other transferee to whom such Restricted Share has been improperly transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records. Subject to the Plan, the Administrator may, in its sole discretion, remove any or all of the restrictions on such Restricted Shares whenever it may determine that, by reason of changes in Applicable Laws or changes in circumstances after the date of this Agreement, such action is necessary or appropriate.

3.2.Legends. Any certificate representing a Restricted Share will bear the following legend until the Restricted Share becomes a Vested Share:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND THE TERMS OF THE ALTA MESA RESOURCES, INC. 2018 LONG TERM INCENTIVE PLAN. NO TRANSFER OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID AGREEMENT AND PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID AGREEMENT AND PLAN.

The following legend will be inserted on a certificate evidencing Shares issued under the Plan if the Shares were not issued in a transaction registered under the applicable federal and state securities laws:

SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT    TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

ARTICLE IV.
TAXATION AND TAX WITHHOLDING

4.1.Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisor the tax consequences of the Restricted Shares and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisor and not on any statements or representations of the Company or any of its employees or agents.

4.2.Section 83(b) Election. Participant shall not make an election under Section 83(b) of the Code, or any successor section thereto, with respect to the Restricted Shares without the Administrator’s consent, which the Administrator may grant or withhold in its discretion. If Participant makes such election without the Administrator’s consent, this Award will immediately and automatically be canceled without consideration as of the date of such election, and any proceeds, gains or other economic benefit actually or constructively received by Participant in connection with this Award must be promptly repaid by Participant to the Company upon request.

4.3.	Tax Withholding.

(a)Participant must make arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations arising in connection with the Award. The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Restricted Shares as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise deliverable under the Award.

(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Restricted Shares. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Restricted Shares or the subsequent sale of the Restricted Shares. The Company and the Subsidiaries do not commit to, and are under no obligation to structure this Award to, reduce or eliminate Participant’s tax liability.

ARTICLE V.
OTHER PROVISIONS

5.1.Adjustments. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

5.2.Limited Transferability. The Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

5.3.Regulatory Restrictions on Shares. Notwithstanding the other provisions of this Agreement, if at any time the Administrator determines, in its sole discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant, such issuance will not occur unless and until such listing, registration, qualification, consent or approval has been effectuated or obtained free of any conditions not acceptable to the Company. The Company will be under no obligation to Participant to (a) register for offering or resale, (b) qualify for exemption under federal securities law, (c) register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or (d) continue in effect any such registrations or qualifications if made. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or appropriate to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

5.4.Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed to be amended to the minimum extent necessary to conform to Applicable Laws. Any determination in this regard that is made by the Administrator will be final, binding, and conclusive on all interested persons. The obligations of the Company and the rights of Participant are subject to compliance with all Applicable Laws.

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

5.5.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.6.	Notices.

(a)General. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the electronic mail address, if any, provided for Participant by the Company, or, upon deposit in the U.S. Post Office, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the Company (c/o
Secretary of the Company) at the Company’s principal office, and to Participant at the address appearing on the employment records of the Company, or at such other address as such party may designate in writing from time to time to the other party.

(b)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any prospectus or other report of the Company provided generally to the Company’s stockholders, may be delivered to Participant electronically. In addition, if permitted by the Company, Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail or such other means of electronic delivery as may be specified by the Company.

(c)Consent to Electronic Delivery. Participant hereby acknowledges that Participant has read and understands this Section 5.6, and hereby consents to the electronic delivery of any Plan documents as described in Section 5.6(b). Participant may receive from the Company a paper copy of any documents delivered electronically at no cost to Participant by providing written notice of such request to the Company. Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Participant understands and hereby agrees that Participant must provide the Company or any designated third party administrator with a paper copy of any document if the attempted electronic delivery of such documents fails. Participant may change the electronic mail address to which such documents are to be delivered at any time by notifying the Company in writing of such revised electronic mail address.

5.7.	Administrator Authority; Decisions Conclusive and Binding. Participant hereby
(a) acknowledges that a copy of the Plan has been made available for Participant’s review by the Company, (b) represents that Participant is familiar with the terms and provisions thereof, and (c) accepts the Award subject to all the terms and provisions thereof. The Administrator will have the power to

(i) interpret this Agreement, the Grant Notice and the Plan, (ii) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and (iii) interpret or revoke any such rules. Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Administrator upon any questions arising under the Plan, this Agreement or the Grant Notice. No employee of the Company who is acting with the requisite authority on behalf of the Administrator will be personally liable for any action, determination or interpretation that is made in good faith with respect to the Plan, this Agreement or the Grant Notice.

5.8.Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede, in their entirety, all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Grant Notice. Each party to this Agreement and the Grant Notice acknowledges that (a) no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Grant Notice or the Plan, and (b) any agreement, statement, or promise that is not contained in this Agreement, the Grant Notice or the Plan will not be valid or binding or of any force or effect. Notwithstanding the foregoing or any other provision of the Grant Notice or this Agreement to the contrary, to the extent that an employment or severance agreement between the Company (or an Affiliate) and Participant provides for more favorable vesting terms with respect to equity awards granted to Participant under the Plan, then the vesting terms specified in such employment or severance agreement shall supersede and control over the vesting terms that would otherwise apply to the Restricted Shares under the terms of this Agreement.

5.9.Severability. Notwithstanding any contrary provision of the Grant Notice or this Agreement to the contrary, if any one or more of the provisions (or any part thereof) of the Grant Notice or this Agreement is held to be invalid, illegal, or unenforceable in any respect, such provision will be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Grant Notice or this Agreement, as applicable, will not in any way be affected or impaired thereby.

5.10.Survival of Certain Provisions. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereunder will survive any termination or expiration of this Agreement or the Participant’s Termination of Service.

5.11.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets.

5.12.Compensation Recoupment. The Award (and all Shares thereunder) are subject to the Company’s ability to recover incentive-based compensation from Participant, as is or may be required by
(a) the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any regulations or rules promulgated thereunder, (b) any other clawback provision required by Applicable Laws or the listing standards of any applicable stock exchange or national market system, (c) any clawback policies adopted by the Company to implement any such requirements, or (d) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent that is determined by the Administrator, in its discretion, to be applicable with respect to Participant.

5.13.No Effect on Employment or Service Relationship. Nothing in the Plan, the Grant Notice or this Agreement (a) confers upon Participant any right to continue as an Employee of the Company or any Subsidiary or (b) interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

5.14.Construction. Headings in this Agreement are included for convenience and will not be considered in the interpretation of this Agreement. Reference to any statute, rule, or regulation includes any amendment thereto or any replacement thereof, as well as the authoritative guidance issued thereunder by the appropriate governmental entity. Pronouns will be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. A reference to any party to this Agreement will include such party’s successors and permitted assigns. This Agreement will be construed according to its fair meaning and not strictly construed against the Company.

5.15.Compliance with Code Section 83. The Restricted Shares awarded under this Agreement are intended to be restricted property that is subject to Section 83 of the Code and not Section 409A of the Code.

5.16.Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

5.17.Modification. Except as otherwise expressly provided herein, no amendment or modification of this Agreement or the Grant Notice shall be valid or binding upon the parties hereto unless the amendment or modification is in writing that is signed by the parties and references this Agreement or the Grant Notice, applicable; provided, however, that the Company may amend or modify this Agreement or the Grant Notice without Participant’s consent or signature if the Administrator determines, in its sole discretion, that such change or modification is necessary or appropriate for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other authoritative guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

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